UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 7, 2010
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 10, 2010, Health Care REIT, Inc. (the “Company”) sold $450,000,000 aggregate principal amount of 4.70% senior notes of the Company due 2017 (the “Notes”) pursuant to an automatic shelf registration statement of the Company on Form S-3 (File No. 333-159040) filed with the Securities and Exchange Commission on May 7, 2009. The Notes were sold pursuant to a firm commitment underwriting agreement, dated as of September 7, 2010, between the Company and UBS Securities LLC, J.P. Morgan Securities LLC and Barclays Capital Inc., as Representatives of the Several Underwriters (the “Underwriting Agreement”).
The Notes were issued under an Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), dated as of March 15, 2010 (the “Indenture”), as supplemented by Supplemental Indenture No. 3 between the Company and the Trustee, dated as of September 10, 2010 (the “Supplemental Indenture”). The Notes bear interest at a rate of 4.70% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2011. The Notes mature on September 15, 2017.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

1.1	Underwriting Agreement, dated as of September 7, 2010, between the Company and UBS Securities LLC, J.P. Morgan Securities LLC and Barclays Capital Inc., as Representatives of the Several Underwriters.

4.1	Indenture, dated as of March 15, 2010, between the Company and the Trustee (filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Form 8-K filed March 15, 2010, and incorporated herein by reference thereto).

4.2	Supplemental Indenture No. 3, dated as of September 10, 2010, between the Company and the Trustee.

5	Opinion of Shumaker, Loop & Kendrick, LLP.

8	Tax Opinion of Arnold & Porter LLP.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (unaudited).

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5.

23.2	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: September 10, 2010